Exhibit 99.2

MAGLA PRODUCTS, LLC AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS

NINE MONTHS ENDED AUGUST 28, 2010 AND
AUGUST 29, 2009

AND

REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

MAGLA PRODUCTS, LLC AND SUBSIDIARY

i

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members
Magla Products, LLC and Subsidiary

We have reviewed the accompanying consolidated balance sheets of Magla Products, LLC and Subsidiary as of August 28, 2010 and August 29, 2009, and the related consolidated statements of operations and members’ deficiency and cash flows for the nine months then ended.  These financial statements are the responsibility of the Company's management.

We conducted our reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying consolidated financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the consolidated financial statements, the Company has incurred continuing net losses, and as of August 28, 2010 had a working capital deficiency and a members’ deficiency and was not in compliance with certain covenants of its bank loan agreement. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might  result from the outcome of this uncertainty.

December 20, 2010

MAGLA PRODUCTS, LLC AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

AUGUST 28, 2010 AND AUGUST 29, 2009

	2010	2009
ASSETS
Current assets
Cash and cash equivalents	$32,049	$214,584
Accounts receivable, net of allowance for doubtful accounts of $123,124 and $124,273	5,685,477	6,615,170
Inventories	6,869,606	8,565,521
Current portion of notes receivable - related entities	475,000	—
Prepaid expenses and other receivables	1,048,450	893,966
Total current assets	14,110,582	16,289,241
Property, equipment and improvements, net	296,833	312,774
Notes receivable - related entities	6,454,306	6,929,306
Mortgage receivable - member	253,650	253,650
Other assets	877,350	900,375
	$21,992,721	$24,685,346
LIABILITIES AND MEMBERS’ DEFICIENCY
Current liabilities
Short-term borrowings	$8,262,755	$9,759,431
Current portion of long-term debt	898,294	619,987
Current portion of note payable - former member	4,316,128	3,566,128
Accounts payable	9,553,730	17,180,719
Accrued expenses and other current liabilities	848,744	1,174,747
Total current liabilities	23,879,651	32,301,012
Long-term debt, net of current portion	34,051	1,032,369
Notes payable - related entities	5,193,011	5,197,071
Note payable - former member, net of current portion	2,750,000	3,500,000
	31,856,713	42,030,452
Commitments and contingencies
Members’ deficiency	(9,863,992)	(17,345,106)
	$21,992,721	$24,685,346

See notes to consolidated financial statements and Report of Independent Registered Public Accounting Firm.

MAGLA PRODUCTS, LLC AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS AND MEMBERS’ DEFICIENCY

NINE MONTHS ENDED AUGUST 28, 2010 AND AUGUST 29, 2009

	2010	2009
Net sales	$30,498,424	$32,504,107

Cost of sales	24,658,572	25,362,723
Gross profit	5,839,852	7,141,384

Operating expenses
Selling	4,604,016	4,940,750
General and administrative	2,265,556	2,537,463
	6,869,572	7,478,213

Loss from operations	(1,029,720)	(336,829)

Other income (expense)
Interest income	254,364	254,364
Interest expense	(743,049)	(790,085)
Gain on disposal of assets	—	800
Other, net	5,830	—
	(482,855)	(534,921)

Net loss	(1,512,575)	(871,750)

Members’ deficiency, beginning of period	(8,134,617)	(16,255,756)
Distributions	(216,800)	(217,600)

Members’ deficiency, end of period	$(9,863,992)	$(17,345,106)

See notes to consolidated financial statements and Report of Independent Registered Public Accounting Firm.

MAGLA PRODUCTS, LLC AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

NINE MONTHS ENDED AUGUST 28, 2010 AND AUGUST 29, 2009

	2010	2009
Cash flows from operating activities
Net loss	$(1,512,575)	$(871,750)
Adjustments to reconcile net loss to net cash provided by operating activities Provision for (recovery of) doubtful accounts	445	(7,105)
Depreciation and amortization	114,545	90,438
Gain on disposal of assets	—	800
Changes in assets and liabilities Accounts receivable	1,619,744	998,577
Inventories	2,692,167	3,902,643
Prepaid expenses and other receivables	(81,810)	(149,992)
Accounts payable	200,510	(610,758)
Accrued expenses and other current liabilities	34,535	(216,510)
Net cash provided by operating activities	3,067,561	3,136,343
Cash flows from investing activities
Purchase of property, equipment and improvements	(39,382)	—
Cash flows from financing activities
Short-term repayments	(2,452,449)	(2,538,292)
Repayment of long-term debt	(567,652)	(472,304)
Borrowings (repayments) of notes payable - related entities	6,983	(48,340)
Distributions	(216,800)	(217,600)
Net cash used in financing activities	(3,229,918)	(3,276,536)
Net decrease in cash and cash equivalents	(201,739)	(140,193)
Cash and cash equivalents, beginning of period	233,788	354,777
Cash and cash equivalents, end of period	$32,049	$214,584
Supplemental cash flow disclosures
Interest paid	$661,311	$753,946

See notes to consolidated financial statements and Report of Independent Registered Public Accounting Firm.

MAGLA PRODUCTS, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Business
Magla Products, LLC (“Magla”) was formed on December 1, 1999 as a New Jersey limited liability company to manufacture and distribute household items.  Magla’s customers are primarily retailers located throughout the United States.

Effective November 24, 2007, the members of Magla transferred 100% of their ownership in Magla World-Wide, Ltd. (“World-Wide”) to Magla. World-Wide was incorporated in the Cayman Islands on November 24, 1999 and maintains its registered office in the Cayman Islands. The accounting records and consolidated financial statements are maintained and presented in United States Dollars.  World-Wide was established primarily for trade with companies from the United States of America. World-Wide acts as a purchasing agent in sourcing gloves from suppliers outside of the United States. The gloves are then resold to third parties and to Magla.

Principles of Consolidation
The accompanying consolidated financial statements include the accounts of Magla and its wholly owned subsidiary, World-Wide (collectively, the “Company”). All significant intercompany transactions and accounts have been eliminated in consolidation.

Fiscal Year
The Company’s fiscal year ends on the Saturday nearest to November 30 and consists of 52 weeks.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Concentrations of Risk for Cash
Cash and cash equivalents include all cash balances and highly liquid investments with a maturity of three months or less when acquired. At times, such cash and cash investments may exceed Federal Deposit Insurance Corporation insured limits.

MAGLA PRODUCTS, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value of Financial Instruments
The carrying amounts reported in the balance sheets for accounts receivable, accounts payable, and accrued liabilities approximate fair value because of the immediate or short-term maturity of these financial instruments. The carrying amounts reported for notes payable and long-term debt approximate fair value because the underlying instruments are at interest rates which approximate current market rates. The amounts reported for loans payable to related entities and former members are reported at carrying value because it was impracticable to determine their fair value.

Accounts Receivable
Accounts receivable are stated at net realizable value.  An allowance for doubtful accounts is recorded based on a combination of historical experience, aging analysis and information on specific accounts.  Account balances are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.  Accounts are considered past due or delinquent based on contractual terms and how recently payments have been received.  The allowance for doubtful accounts was approximately $123,000 and $124,000 at August 28, 2010 and August 29, 2009, respectively.

Inventories
Inventories are valued at the lower of cost (first-in, first-out basis) or market.

Property, Equipment and Improvements
Property, equipment and improvements are stated at cost and are depreciated using the straight-line method over estimated useful asset lives, which range from 5 to 10 years for furniture and equipment.  Leasehold improvements are amortized over the lesser of the useful life or the lease term.

Patents and Trademarks
Patents and trademarks, included in other assets, are amortized on the straight-line basis by annual charges to operations over their estimated lives.

Revenue Recognition
Revenue is recognized when goods are shipped to customers.  Shipments are made by common carrier.  Standard terms for shipments are freight on board shipping point, at which time the Company has completed all performance obligations to consummate the sale.  Revenue is reported net of reserves for sales returns and allowances.  Sales returns and allowances are estimated based on the specific agreements and/or historical patterns with major accounts.

MAGLA PRODUCTS, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Shipping and Handling Costs
Shipping and handling costs, which are included in selling expenses, amounted to $1,494,569 and $1,566,164 for the nine months ended August 28, 2010 and August 29, 2009, respectively.

Advertising Costs
Advertising costs are expensed as incurred. Advertising costs amounted to $369,129 and $329,585 for the nine months ended August 28, 2010 and August 29, 2009, respectively.

Income Taxes
The accompanying consolidated financial statements do not contain a provision or credit for Federal or state income taxes for Magla since the proportionate share of Magla’s income or loss is included in the Federal and state income tax returns of its members.

World-Wide is classified as a Foreign Controlled Corporation for United States income tax purposes. The accompanying consolidated financial statements do not contain a provision or credit for Federal or state income taxes since any profits repatriated to Magla would be included in Magla’s income tax returns in accordance with Internal Revenue Code Section 952, subpart F.

In accordance with the provisions of Section 6 of the Tax Concessions Law (1995 Revision), World-Wide has been certified by the Registrar of Companies of the Cayman Islands to be a company registered as an exempted company under Section 182 of the Companies Law (Revised).  World-Wide is exempt in the Cayman Islands from all forms of taxation on profits, income, gains or appreciation of the company or its operations including estate, duty or inheritance tax on the shares, debentures or other obligations for a period of twenty years from February 8, 2000.

Federal, state and local income tax returns for years prior to 2006 are no longer subject to examination by tax authorities.

Impairment of Long-Lived Assets and Long-Lived Assets To Be Disposed Of
The Company evaluates the carrying value of long-lived assets whenever events or changes in circumstances indicate the carrying value of an asset may not be recoverable. When factors indicate the asset may not be recoverable, the Company compares the related undiscounted future net cash flows to the carrying value of the asset to determine if impairment exists.  If the expected future net cash flows are less than the carrying value, the asset is written down to its estimated fair value. When assets are removed from operations and held for sale, the impairment loss is estimated as the excess of the carrying value of the assets over their fair value.  No such impairments of long-lived assets were recorded for the nine months ended August 28, 2010 and August 29, 2009.

MAGLA PRODUCTS, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Subsequent Events
These financial statements were approved by management and available for issuance on December 20, 2010.  Management has evaluated subsequent events through this date.

2 - GOING CONCERN

As shown in the accompanying consolidated financial statements, the Company incurred net losses of $1,512,575 and $871,750 for the nine months ended August 28, 2010 and August 29, 2009, respectively.  In addition, the Company had working capital deficiencies of $9,769,069 and $16,011,771, and members’ deficiencies of $9,863,992 and $17,345,106 at August 28, 2010 and August 29, 2009, respectively.  The Company was not in compliance with certain covenants of its bank loan agreement at August 28, 2010 and no bank waiver was obtained. These factors create substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are as follows:

Prior to November 28, 2009, accounts payable totaling $9,255,217, which were due to related entities, were forgiven by those entities. Accordingly, both the working capital deficiency and the members’ deficiency were reduced by this amount as of November 28, 2009.

In 2010, the Company signed an additional license agreement with National Brand Work Wear Company, which will open additional channels of distribution.

Included in notes receivable, related entities at August 28, 2010 is a receivable from an entity that entered into a contract to sell its assets in November 2010.  Consequently, the Company expects to receive approximately $475,000 in December 2010.

3 - INVENTORIES

Inventories consist of the following:

	August 28,	August 29,
	2010	2009

Raw materials and purchased parts	$693,954	$723,931
Finished goods	6,175,652	7,841,590
Totals	$6,869,606	$8,565,521

MAGLA PRODUCTS, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4 - PROPERTY, EQUIPMENT AND IMPROVEMENTS

Property, equipment and improvements consist of the following:

	August 28,	August 29,
	2010	2009

Machinery and equipment	$169,090	$460,244
Furniture and fixtures	16,975	225,183
Transportation equipment	520,084	644,255
Leasehold improvements	1,209,261	1,209,261
Computer equipment	2,180,700	2,057,080
	4,096,110	4,596,023
Less - Accumulated depreciation
and amortization	3,799,277	4,283,249
	$296,833	$312,774

5 - OTHER ASSETS

Other assets consist of the following:

	August 28,	August 29,
	2010	2009

Due from related entity	$441,041	$441,041
Patents and trademarks, net of accumulated
amortization of $164,582 and $148,757	355,048	370,873
Deposits	53,861	61,061
Other	27,400	27,400
	$877,350	$900,375

MAGLA PRODUCTS, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6 - SHORT-TERM BORROWINGS

The Company has a $13,500,000 revolving line of credit agreement with a bank that expires in January 2011. Outstanding borrowings bear interest at the bank’s prime rate plus 2.25% plus an additional 2% when in default (8.25% at August 28, 2010 and 5.5% at August 29, 2009), which is due monthly. All borrowings under this agreement are secured by substantially all of the assets of the Company, and the members of the Company have personally guaranteed up to $1,000,000 of borrowings.  In addition, certain related entities having common ownership have guaranteed borrowings under this agreement. The agreement contains certain restrictive covenants which, among other things, require the maintenance of certain financial ratios.  The Company has not been in compliance with these loan covenants since November 28, 2009.  Although no bank waiver has been obtained, borrowings have continued under the same terms.

The Company is currently in discussions with lenders to refinance its debt.

7 - LONG-TERM DEBT

Long-term debt consists of the following:

	August 28,	August 29,
	2010	2009

Term loan payable to a bank, due in monthly installments of $50,000 plus interest at the bank’s prime rate plus 2.25% plus an additional 2% when in default (8.25% at August 28, 2010 and 5.5% at August 29, 2009), through December 2010, with a final balloon payment of $825,000 due in January 2011. As of November 28, 2009, the Company was not in compliance with the loan covenants and no bank waiver was obtained (see Note 6).	$875,000	$1,575,000

Transportation equipment notes payable in monthly installments totaling $2,476, including interest at rates ranging from 1.9% to 5.49% through March 2013, which are secured by specific equipment.	57,345	77,356
	932,345	1,652,356
Less - Current portion	898,294	619,987
Long-term debt	$34,051	$1,032,369

Principal payment requirements on the above obligations in each of the years subsequent to the year ended August 28, 2010 are $898,294 in 2011, $17,192 in 2012 and $16,859 in 2013.

MAGLA PRODUCTS, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8 - NOTE PAYABLE - FORMER MEMBER

The Company has a note payable to a former member as a result of acquiring the former member’s interest in the Company during 2005. The promissory note requires monthly payments of principal only of $62,500 through April 1, 2015. Principal payments are subordinated to all bank debt (see Notes 6 and 7).  The Company was precluded from making any principal payments during the nine months ended August 28, 2010 and August 29, 2009.

Principal payments due under the above obligation in each of the years subsequent to the year ended August 28, 2010 are $4,316,128 in 2011, $750,000 annually thereafter through 2014 and $312,500 in 2015.

9 - RETIREMENT PLANS

The Company has a defined contribution pension plan (the “Plan”) which qualifies under Section 401(k) of the Internal Revenue Code (the “Code”).  The Plan allows eligible employees to voluntarily contribute amounts not exceeding the maximum allowed under the Code.  Contributions to the Plan by the Company equal 50% of the salary reduction elected by each employee up to a maximum reduction of 8% of annual salary. The Company, at its option, may contribute additional amounts to the Plan.  Company contributions to the Plan were $37,314 for the nine months ended August 29, 2009.

The Company has a nonqualified deferred compensation plan for two of its executives.  Under the plan, the Company maintains life insurance policies for the executives and they are entitled to the cash surrender value of the policies after retirement and completion of the vesting period.  Upon retirement, the policies will be paid out over a five-year period.

10 - CONCENTRATIONS

The Company’s two largest customers (Wal-Mart and Sam’s Club, mass merchandisers) represented approximately 28% and 20%, respectively, for the nine months ended August 28, 2010 and 23% and 14%, respectively, for the nine months ended August 29, 2009 of the Company’s net sales.  Wal-Mart and Sam’s Club accounted for 31% and 15% of the Company’s outstanding accounts receivable as of August 28, 2010, respectively, and 31% and 17% of the Company’s outstanding accounts receivable as of August 29, 2009, respectively.  Accounts receivable from one other customer (Dollar General, a mass merchandiser) were approximately 13% of the Company’s outstanding accounts receivable as of August 28, 2010.

MAGLA PRODUCTS, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

10 - CONCENTRATIONS (Continued)

Sales of merchandise covered under two licensing agreements were approximately 29% and 21%, respectively, of net sales for the nine months ended August 28, 2010. Sales of merchandise covered under two licensing agreements were approximately 28% and 22%, respectively, of net sales for the nine months ended August 29, 2009.

One vendor accounted for approximately 20% of the Company’s purchases for the nine months ended August 28, 2010.  Two vendors accounted for approximately 22% and 13%, respectively, of the Company’s purchases for the nine months ended August 29, 2009. The Company’s accounts payable to two of these vendors were approximately 19% and 10%, respectively, of total accounts payable at August 28, 2010.  The Company’s accounts payable to one of these vendors was approximately 13% of total accounts payable at August 29, 2009.

11 - RELATED PARTY TRANSACTIONS

Purchases
The Company occasionally purchases material from entities under common control.  There were no purchases from affiliates for the nine months ended August 28, 2010 and August 29, 2009.  Included in accounts payable is a balance due to affiliates of $2,076,240 and $11,331,457 at August 28, 2010 and August 29, 2009, respectively.

Prepaid Expenses and Other Receivables
Amounts due from related entities and included in prepaid expenses and other receivables are as follows:

	August 28,	August 29,
	2010	2009

Due from related entity - costs paid on
behalf of the related entity	$166,316	$158,816
Accrued interest on notes receivable from
members and related entities	808,385	563,905

Other Assets
At August 28, 2010 and August 29, 2009, other assets include $441,041 due from a related entity which represents certain costs incurred by the Company on behalf of the related entity.

Mortgage Receivable
The Company has a mortgage receivable from a member of the Company. The mortgage is noninterest-bearing and due in full in 2019.

MAGLA PRODUCTS, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11 - RELATED PARTY TRANSACTIONS (Continued)

Notes Receivable/Payable
The Company has notes receivable from members of the Company and an entity related to the members of the Company in the amount of $6,929,306 at both August 28, 2010 and August 29, 2009 that bear interest at 4.89%. Interest only is due annually from October 31, 2008 through October 1, 2018, when the principal is due in full. Related interest income was $254,364 and $246,081 for the nine months ended August 28, 2010 and August 29, 2009, respectively. Accrued interest income on these notes amounted to $808,385 and $563,905 at August 28, 2010 and August 29, 2009, respectively, and is included in prepaid expenses and other receivables.

Included in notes receivable, related entities at August 28, 2010 is a receivable from an entity that entered into a contract to sell its assets in November 2010.  Consequently, the Company expects to receive approximately $475,000 in December 2010 and has reclassified this receivable to current assets.

The Company has notes payable to a member of the Company and entities related to the members of the Company in the amount of $1,531,792 and $1,535,852 at August 28, 2010 and August 29, 2009, respectively, that  bear interest at 4.89%. Interest only is due annually from October 31, 2008 through October 1, 2018, when the notes are due in full. Related interest expense was $53,673 and $56,369 for the nine months ended August 28, 2010 and August 29, 2009, respectively.

The Company has a note payable to an entity that is related to a member of the Company in the amount of $3,661,219 at both August 28, 2010 and August 29, 2009 that bears interest at 6.47%. Interest only is due quarterly from April 1, 2000 through November 1, 2014, when the note is due in full. Related interest expense was $177,823 for each of the nine months ended August 28, 2010 and August 29, 2009.

All notes payable to members and related entities at August  28, 2010 and August 29, 2009 are subordinated to all bank debt (see Notes 6 and 7).

12 - COMMITMENTS AND CONTINGENCIES
Leases
The Company occupies premises under an operating lease with an unrelated entity that expires in 2011.  In addition, the Company leases warehouse space in North Carolina from a member of the Company through 2012.

The Company also occupies space and leases certain equipment under operating leases with related and unrelated entities on a month-to-month basis.  The leases for the Company’s premises require payments for operating expenses, including insurance and real estate taxes.

MAGLA PRODUCTS, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12 - COMMITMENTS AND CONTINGENCIES (Continued)
Leases (Continued)
A summary of rent expense is as follows:

	August 28,	August 29,
	2010	2009
Related entities
Premises	$276,750	$276,750
Equipment	-	199,809
	276,750	476,559
Unrelated entities
Premises	112,127	111,770
Equipment	18,180	25,058
	130,307	136,828
Rent expense	$407,057	$613,387

Minimum future rental payments under the noncancelable operating lease with the unrelated entity in each of the years subsequent to the year ended August 28, 2010 are $519,912 in 2011, $419,800 in 2012 and $61,500 in 2013.

The minority member of the Company is the lessor of the primary production and warehousing facility in which the Company operates. The mortgage on the facility is personally guaranteed by the member which creates a “de facto guarantee” by the Company.  The Company’s maximum exposure to the loss under the de facto guarantee is approximately $594,000, representing the outstanding principal balance of the mortgage at August 28, 2010 and future interest due on the outstanding principal balance. The member is currently making all required payments under the mortgage, which matures in June 2016.

MAGLA PRODUCTS, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12 - COMMITMENTS AND CONTINGENCIES (Continued)

Royalties
The Company is obligated under several royalty agreements, expiring at various dates through December 2013, for payments based on a percentage of subject net sales.  Royalty expense was $1,251,600 and $1,498,698 for the nine months ended August 28, 2010 and August 29, 2009, respectively.

Required future minimum royalty payments are as follows:

Year Ending
August 28,

2011	$1,302,000
2012	1,135,000
2013	510,000
2014	80,000
$3,027,000

Litigation
The Company is involved in claims and legal actions arising in the ordinary course of business. Management believes that the ultimate disposition of these matters will not have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows.